Just a click away at KansasCitySteaks.com

Where’s the Steak?
If you are looking for a great steak, John McKinven knows exactly where you can get one and he’s developing a multi-media plan to tell the world. “The Kansas City Steak Company offers top quality steaks that are ready to put on the grill,” the new president of the Consumer Division of The Kansas City Steak Co., says confidently. “Our number one challenge right now is brand awareness, or the lack of it, and what we have to offer. We’re going to change that.”

McKinven knows of what he speaks. He has a background in direct marketing to consumers, most recently with the Bradford Group in Chicago, IL. “While I have a lot of experience in direct marketing to consumers, I haven’t had the opportunity to market high quality, perishable products like The Kansas City Steak Co. offers. “Customer comments about our products are universally positive, which is encouraging given the perishable nature of our products and the high expectations of our customers.

“We have an 80 year history of providing restaurants with top quality steaks, but remarkably our brand is virtually unknown at this time,” McKinven reiterates. “So we’re going to use a combination of print and social media to have fun raising brand awareness—not just for the Baby Boomer generation, but also the Millennial and Gen X generations as well.”

McKinven has three children in the younger generation age group who help keep him abreast of the importance and potential impact social media can have on brand awareness and on driving sales. “The younger generations rely more on their friends’ recommendations than traditional advertising—unlike older generations,” he notes. “Millennials post on Facebook, Tweet or post photos on Instagram and Pinterest and reach hundreds, if not thousands, of “friends” or “followers” instantly.

“Being a social group, it’s no surprise grilling is huge with the Millennial generation and since there are more of them than Baby Boomers, we need to learn how to speak to them,” he adds. “Most Millennials have never not had a computer and most have had smart phones for much of their lives. They are accustomed to games and competition on social media. We’ll use those techniques to get them engaged in our products.”

McKinven says The Kansas City Steak Co. will employ staff and use public relations/advertising agencies to develop a multi-media approach to the total marketplace. “We want to raise brand awareness in every generation, which means traditional print media, like daily newspapers, and our catalogs will still be used to communicate with consumers who prefer to learn about our company’s products in that manner,” he says.

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Included a meeting with former NFL quarterback Boomer Esiason
Fannings Represent USPB at Stew Leonard’s Father’s Day Promotion

USPB producers, Tom and Michelle Fanning, from Buffalo, OK, helped National Beef customer Stew Leonard promote Father’s Day last month in New York. The event centered around a radio interview on the Scott Shannon show on WCBS in New York city.

“It was a wonderful experience for us,” said Tom, who manages Buffalo Feeders. “It really helped us understand the “foodie” mind set people in that part of the country have. They really take food choices, and steak in particular, serious, especially at the high end restaurants.

“In addition to us learning about them, it was an opportunity to share how we produce beef and that we are committed to food safety and quality because we feed our families what we produce, which is what we deliver to National Beef and they sell to their customers like Stew Leonard’s.”

“Highlighting USPB producers strengthens National Beef’s

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CB Farms Named BIF
Commercial Producer of the Year
The Beef Improvement Federation (BIF) recognized CB Farms Family Partnership, which is owned by USPB producers Barry and Carla Bortz, Preston, KS, as its Commercial Producer of the Year during the organization’s annual meeting in Lincoln, NE.

Berry and Carla Bortz, and their family, own and manage CB Farms Family Partnership, a cow-calf, feedlot and farm operation they started more than 30 years ago with two irrigated circles, two dryland quarters and about 300 acres of grass they used to background calves.

Today they farm 19 irrigated circles, 2,500 acres of dry land and 2,000 acres of native grass. They have 550 spring-calving cows, of which 150 are registered black Angus. They also operate a 1,500-head feedyard. CB Farms grows corn, wheat, soybeans, milo, sunflowers, cotton, alfalfa, Bermuda grass and sorghum sedan grass. They finish all their calves, along with calves purchased from their bull customers. The finished cattle are marketed through U.S. Premium Beef.s

Did You Know...

✓If you have delivery rights you do not plan on using in delivery year 2014, which ends August 30, and would like USPB to help you get them leased to other producers, please call our office at 866-877-2525.s

Reproduction of any part of this newsletter is expressly forbidden without written permission of U.S. Premium Beef.

Where’s the Steak?	continued on page 1

“At this point, we’re looking at all options to create and raise brand awareness for The Kansas City Steak Co. That might even include moving billboards on some of National Carriers refrigerated trucks,” McKinven says. “We’re a beef company and we want people to know us for that but we’ll also regularly offer new products from seafood to pork and poultry as well as vegetables and desserts to offer meals that delight and keep people coming back.”

“There’s a reason they call it the Kansas City strip,” is a line from one of the new ads promoting the company’s offerings. “Some observers thought the line was a shot over the bow at the default, but historically inaccurate, ‘New York Strip Steak’ label for a cut of meat created in Kansas City,” he points out. “Kansas City is the traditional home to steaks, and The Kansas City Steak Co. is where consumers ought to go to buy the best steaks.”

“This is a great opportunity for our unitholders to help promote one of the companies they are part owners of,” CEO Stan Linville says. “The Kansas City Steak Co. products are excellent quality and they make great gifts for all occasions. If you are not currently receiving their catalogs, I’d encourage you get on their mailing list to keep up with what they have to offer consumers.”

If you want to learn more about The Kansas City Steak Co. go to www.kansascitysteaks.com. Once there, you can request to receive their catalogs, choose to follow them on Facebook, Twitter, watch informational videos about their products on YouTube and even follow a blog by the “Steak Enthusiast” that talks about everything beef.s

Fannings Represent USPB...	continued on page 1

relationship with our customers and their relationship with their customers,” Reid Swanson, business manager for National Beef’s Value Added programs, explains. The Fannings were wonderful people to represent our producers because they are so sincere about the quality of beef they produce and why and how they do that.

“They participated in a half hour interview with Scott Shannon on WCBS, which went very well,” Swanson added. “Mark Lefkowitz with Furman Roth Advertising agency in New York, reported that 97,000 listeners tuned into the program. At the same time, Meghan Bell, director of Public Relations at Stew Leonard’s was promoting the event to the company’s 41,000 Facebook and Twitter followers.”

After the radio interview, Leonard and the Fannings met with former NFL quarterback Boomer Esiason and his radio co-host Craig Carton. Esiason and Carton talked about that meeting on their radio show on WFAN, which was heard by 54,000 listeners according to Lefkowitz. In addition, consumers watched Esiason and Carton talk about meeting Leonard and the Fannings on their TV program that day.

“Visits were also made to the corporate offices of Jetro Restaurant Depot. Restaurant Depot is a longtime customer of National Beef and operator of cash and carry warehouses nationwide,” Swanson explained. “Other stops included BJ’s Wholesale club and D’Agastino’s to learn about the different retail prospective in the New York area.”

“It was really interesting to interact with Jetro’s meat buyer about the beef they buy—from the highest quality steaks to tripe,” Tom said. “They were really interested in how we produce beef. They are very passionate about steak and they love to market it.”s

BENCHMARK PERFORMANCE DATA TABLE

Base Grid Cattle Harvested in KS Plants 6/08/14 to 7/05/14
(Numbers in Percent)	Base Grid
	ALL	Top 25%
Yield	63.54	64.41
Prime	2.80	4.60
CH & PR	76.51	82.31
CAB	27.24	31.84
BCP	18.68	20.07
Ungraded	0.68	0.57
Hard Bone	0.21	0.14
YG1	5.38	4.65
YG2	30.84	29.02
YG3	46.99	48.09
YG4	15.55	16.70
YG5	1.24	1.54
Light Weight	0.36	0.25
Heavy Weight	0.84	0.69
Average Grid Premiums/Discounts ($/Head)
Quality Grade	$30.02	$38.99
Yield Benefit	$24.38	$50.40
Yield Grade	-$7.55	-$8.74
Out Weight	-$1.54	-$1.22
Natural	$2.69	$4.74
Total Premium	$48.00	$84.17